SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

National Beverage Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP
Principal Shareholders
Management
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
QUORUM AND VOTING PROCEDURE
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE — ELECTION OF DIRECTORS
INFORMATION AS TO NOMINEES AND OTHER DIRECTORS
NOMINEES
CONTINUING DIRECTORS
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
PROPOSAL TWO — AMEND THE COMPANY’S SPECIAL STOCK OPTION PLAN TO INCREASE BY 500,000 SHARES THE NUMBER OF SHARES ISSUABLE THEREUNDER
SUMMARY DESCRIPTION OF THE SPECIAL STOCK OPTION PLAN
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND FISCAL 2004 YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS’ FEES
RELATIONSHIP WITH INDEPENDENT AUDITORS
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROXY SOLICITATION
CONTACTING THE BOARD OF DIRECTORS
DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

NATIONAL BEVERAGE CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	2:00 p.m. (local time)
DATE:	October 1, 2004
PLACE:	Hyatt Regency Orlando International Airport
9300 Airport Boulevard
Orlando, Florida 32827

     At the Annual Meeting of Shareholders of National Beverage Corp. (the “Company”) and any adjournments or postponements thereof (the “Meeting”), the following proposals are on the agenda for action by the shareholders:

1.	To elect two directors to serve as Class II directors for a term of three years.

2.	To vote on a proposal to amend the Company’s Special Stock Option Plan to increase by 500,000 shares the number of shares of common stock issuable thereunder.

3.	To transact such other business as may properly come before the Meeting.

     Only holders of record of common stock, par value $.01 per share, of the Company, at the close of business on August 16, 2004 are entitled to notice of, and to vote at, the Meeting.

     A complete list of the shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any proper purpose, at the Meeting and during ordinary business hours for a period of ten days prior to the Meeting at the principal executive offices of the Company at One North University Drive, Fort Lauderdale, Florida 33324.

     All shareholders are cordially invited to attend the Meeting in person. Admittance to the Meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Shareholders whose shares are held in “street name” (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy, a recent brokerage statement or letter from the “street name” holder confirming their beneficial ownership of shares.

     Whether or not you plan to attend the Meeting, please complete and return the proxy in the enclosed envelope addressed to the Company or vote electronically by using the Internet or by telephone, since a majority of the outstanding shares entitled to vote at the Meeting must be represented at the Meeting in order to transact business. Shareholders have the power to revoke any such proxy at any time before it is voted at the Meeting and the giving of such proxy will not affect your right to vote in person at the Meeting. Your vote is very important.

By Order of the Board of Directors,

Nick A. Caporella
August 30, 2004	Chairman of the Board
Fort Lauderdale, Florida	and Chief Executive Officer

PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of National Beverage Corp., a Delaware corporation (the “Company”) in connection with the solicitation, by order of the Board of Directors of the Company (the “Board of Directors”), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 on October 1, 2004, at 2:00 p.m., local time, or any adjournment or postponement thereof (the “Meeting”). The accompanying proxy is being solicited on behalf of the Board of Directors. The mailing address of the principal executive offices of the Company is P.O. Box 16720, Fort Lauderdale, Florida 33318. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent to shareholders is September 3, 2004.

     Only holders of record of common stock, par value $.01 per share, of the Company (the “Common Stock”) at the close of business on August 16, 2004 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting.

     A shareholder may vote: (1) in person by attending the meeting, (2) by mail by completing, signing, dating and returning the enclosed proxy card, or (3) electronically by using the Internet. To vote your proxy card by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy electronically by using the Internet, see the instructions on the proxy card and have the proxy card available when you access the Internet web site.

     A shareholder who gives a proxy may revoke it at any time before it is exercised by sending a written notice to Joseph G. Caporella, President and Corporate Secretary, at the address set forth above, by returning a later dated signed proxy, by attending the Meeting and voting in person, or by changing his/her vote on the Internet website. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting or any adjournment or postponement thereof.

     The Annual Report of the Company for the fiscal year ended May 1, 2004 (the “Annual Report”) is being mailed with this Proxy Statement to all holders of record of Common Stock. Additional copies of the Annual Report will be furnished to any shareholder upon request.

     Any proposal of a shareholder intended to be presented at the Company’s 2005 Annual Meeting of Shareholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than May 2, 2005. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2005 Annual Meeting of Shareholders (but not required to be included in the Proxy Statement) by July 15, 2005, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

SECURITY OWNERSHIP

Principal Shareholders

     Each holder of Common Stock is entitled to one vote for each share held of record at the close of business on the Record Date. As of such date, 36,885,556 shares of Common Stock were outstanding. As of the Record Date, the only persons known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock were the following:

Name and Address	Amount and Nature of
Of Beneficial Owner	Beneficial Ownership	Percent of Class
Nick A. Caporella	28,534,608 (1)	77.4%
One North University Drive
Fort Lauderdale, Florida 33324

IBS Partners Ltd.	27,751,872	75.2%
19 Briar Hollow Lane, Suite 115
Houston, Texas 77027

(1)	Includes 27,751,872 shares owned by IBS Partners Ltd. (“IBS”). IBS is a Texas limited partnership whose sole general partner is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. By virtue of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. Caporella would be deemed to beneficially own the shares of Common Stock owned by IBS. Also includes 20,000 shares held by the wife of Mr. Caporella as to which Mr. Caporella disclaims beneficial ownership.

Management

     The table below reflects as of the Record Date, the number of shares of Common Stock beneficially owned by the directors and each of the executive officers named in the Summary Compensation Table hereinafter set forth, and the number of shares of Common Stock beneficially owned by all directors and executive officers as a group:

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class
Nick A. Caporella	28,534,608	(1)	77.4%
Joseph G. Caporella	266,140	(2)	*
Samuel C. Hathorn, Jr.	80,720	(3)	*
S. Lee Kling	206,800	(4)	*
Joseph P. Klock, Jr.	69,400	(5)	*
Edward F. Knecht	64,400	(6)	*
George R. Bracken	89,524	(7)	*
Dean A. McCoy	44,320	(8)	*
All executive officers and directors as a group (8 in number)	29,355,912	(9)	79.6%
*Less than 1%

(1)	Includes 27,751,872 shares held by IBS. The sole general partner of IBS is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. Also includes 20,000 shares held by the wife of Mr. Caporella, as to which Mr. Caporella disclaims beneficial ownership.

(2)	Includes 90,740 shares issuable upon exercise of currently exercisable options. Also includes 160,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(3)	Includes 8,400 shares issuable upon exercise of currently exercisable options and 320 shares held by Mr. Hathorn as custodian for his children. Also includes 16,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(4)	Includes 20,800 shares issuable upon exercise of currently exercisable options.

(5)	Includes 12,400 shares issuable upon exercise of currently exercisable options.

(6)	Includes 32,200 shares issuable upon exercise of currently exercisable options. Also includes 16,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(7)	Includes 30,424 shares issuable upon exercise of currently exercisable options. Also includes 40,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(8)	Includes 14,070 shares issuable upon exercise of currently exercisable options. Also includes 28,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(9)	Includes 208,434 shares issuable upon exercise of currently exercisable options and 260,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms so filed.

     Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto and certain representations furnished to the Company, the Company believes that, during the fiscal year ended May 1, 2004, its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements, except that Mr. Knecht has not timely filed a Form 3 reflecting his ownership of shares of Common Stock in the Company.

QUORUM AND VOTING PROCEDURE

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Votes cast by proxy, in person at the Meeting, or electronically will be tabulated by the inspectors of elections appointed for the Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter (“non-voted shares”). This could occur, for example, when a broker is not permitted to vote shares held in “street name” on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter and directions to “withhold authority” to vote for directors will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter. Non-voted shares and abstentions will have no effect on the proposals presented for vote at the Meeting. Nick A. Caporella has informed the Company that he intends to vote in favor of all proposals made by the Board in this Proxy Statement. Accordingly, as a result of Mr. Caporella’s beneficial ownership of approximately 77.4% of the outstanding shares of Common Stock of the Company, all of the proposals will be approved by vote of shareholders at the Meeting.

     MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of five directors elected in three classes (the “Classes”), with two Class I directors, two Class II directors and one Class III director. Directors in each class hold office for three-year terms. The terms of the Classes are staggered so that the term of one Class terminates each year. The term of the current Class II directors expires at the 2004 Annual Meeting and when their successors have been duly elected and qualified.

     The Board of Directors has nominated S. Lee Kling and Joseph P. Klock, Jr. for election as director in Class II with a term of office of three years expiring at the Annual Meeting of Shareholders to be held in 2007. In order to be elected as a director, a nominee must receive a plurality of affirmative votes cast by the shares present or represented at a duly convened meeting. Shareholders have no right to vote cumulatively.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR THE CLASS II DIRECTORS.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     The following information concerning principal occupation or employment during the past five years and age has been furnished to the Company by the nominees for the Class II directors, and by the directors in Classes III and I whose terms expire at the Company’s Annual Meeting of Shareholders in 2005 and 2006, respectively, and when their respective successors have been duly elected and qualified.

NOMINEES FOR DIRECTOR

CLASS II

		Principal Occupation	Director	Term
Name	Age	or Employment	Since	Expires
S. Lee Kling	75	Chairman of the Board	1993	2004
		of The Kling Company,
		a merchant banking
		company

Joseph P. Klock, Jr.	55	Chairman and Managing	1987	2004
		Partner of Steel, Hector
		& Davis, a law firm
		located in Miami, Florida

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

CLASS III

Nick A. Caporella	68	Chairman of the Board and	1985	2005
Chief Executive Officer
of National Beverage Corp.

     CLASS I

Joseph G. Caporella	44	President	1987	2006
		of National Beverage Corp.

Samuel C. Hathorn, Jr.	61	President of Trendmaker	1997	2006
		Homes, a subsidiary
		of Weyerhaeuser Company

     Additional information regarding the nominees for election as directors and the continuing directors of the Company is as follows:

NOMINEES

     S. Lee Kling has served as Chairman of the Board of The Kling Company, a merchant banking company, since 2002 and prior thereto was Chairman of Kling Ritcher & Company, a merchant banking company, since 1991. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corp., a bank holding company located in St. Louis, Missouri, from 1974 through December 1991, when the Company merged with Magna Group, Inc. He served additionally as that company’s Chief Executive Officer from 1974 through October 1990. Mr. Kling also serves on the Board of Directors of Bernard Chaus, Inc., Electro Rent Corp., Falcon Products, Inc., Kupper Parker Communications, Inc. and Engineer Support System, Inc.

     Joseph P. Klock, Jr. is Chairman and Managing Partner of Steel, Hector & Davis, a law firm located in Miami, Florida, and has been a partner of the firm since 1977.

CONTINUING DIRECTORS

     Nick A. Caporella has served as Chairman of the Board and Chief Executive Officer of the Company since the Company was founded in 1985. He also served as President until September 2002. Mr. Caporella served as President and Chief Executive Officer (since 1976) and Chairman of the Board (since 1979) of Burnup & Sims Inc. (“Burnup”) until March 11, 1994. Since January 1, 1992, Mr. Caporella’s services are provided to the Company through Corporate Management Advisors, Inc. (the “Management Company”), a company which he owns. See “Certain Relationships and Related Party Transactions”.

     Joseph G. Caporella has served as President of the Company since September 2002 and, prior to that date, served as Executive Vice President since January 1991. Mr. Joseph G. Caporella also serves as the Corporate Secretary. He is the son of Mr. Nick A. Caporella.

     Samuel C. Hathorn, Jr. has served as President of Trendmaker Homes since 1981. Trendmaker Homes is a subsidiary of Weyerhaeuser Co., a real estate development company headquartered in Houston, Texas. Mr. Hathorn also serves as a Trust Manager for Hartman Commercial Property REIT.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during the fiscal year ended May 1, 2004 (“Fiscal 2004”). The Board of Directors has standing Audit, Compensation and Stock Option, Nominating and Strategic Planning Committees.

     The members of the Company’s Audit Committee are Messrs. Hathorn (Chairman), Kling and Klock. During Fiscal 2004, the Audit Committee held four meetings. The principal functions of the Audit Committee are to appoint, oversee and determine the compensation of the independent auditors of the Company and review with the independent auditors and the Company’s internal audit department, the scope and results of audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. The Company’s Board of Directors has determined that Mr. Kling and Mr. Hathorn satisfy the requirements for an audit committee financial expert under the rules and regulations of the Commission. The Board of Directors has concluded that all three members of the Audit Committee are “independent” as defined in the listing standards of the American Stock Exchange (“AMEX”). None of such persons has a material business relationship with the Company (either directly or as a partner, shareholder or member of an organization that has a material relationship with the Company).

     The members of the Company’s Compensation and Stock Option Committee are Messrs. Klock (Chairman), Kling, Hathorn and Joseph G. Caporella. During Fiscal 2004, the Compensation and Stock Option Committee held one meeting. The principal functions of the Compensation and Stock Option Committee are to review and approve all salary arrangements, including annual incentive awards, for officers and employees of the Company and to administer the Company’s employee benefit plans.

     The members of the Company’s Nominating Committee are Messrs. Nick A. Caporella (Chairman) and S. Lee Kling. During Fiscal 2004, the Nominating Committee held two meetings. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee considers possible candidates from any sources, including shareholders, for nominees for Directors. In evaluating the qualifications of nominees for the Company’s Board of Directors, the Nominating Committee considers a variety of factors, such as education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of other corporations and civic involvement. The Nominating Committee will consider any nomination made by any shareholder of the Company in accordance with the procedures set forth in the Company’s Restated Certificate of Incorporation. Under the Company’s Restated Certificate of Incorporation, any nomination shall generally (i) be made no earlier than sixty and no more than ninety days before the scheduled meeting by notice to the Secretary of the Company, (ii) include certain information relevant to the shareholder and their nominee and (iii) only be made at a meeting called for the purpose of electing directors of the Company. Recommendations, which shall include written materials with respect to the potential candidate, should be sent to Corporate Secretary, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. All shareholder nominees for director will be considered by the Nominating Committee in the same manner as any other nominee. All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person’s willingness to serve. The Nominating Committee does not have a charter.

     The members of the Company’s Strategic Planning Committee are Messrs. Kling (Chairman), Hathorn, Nick A. Caporella and Cecil D. Conlee. Mr. Conlee is Chairman of CGR Advisors and was a former member of the Burnup board from 1973 through March 1994. During Fiscal 2004, the Strategic Planning Committee held one meeting. The principal function of the Strategic Planning Committee is to provide the Chairman and Chief Executive Officer of the Company with additional advice and consultation on the long-term strategies of the Company.

     Each director attended all of the meetings of the Board and Committees on which he serves.

     Nick Caporella currently beneficially owns 77.4% of the Company’s outstanding Common Stock. As a result, the Company is a “controlled company” within the meaning of the AMEX listing standards and is not currently required to have independent directors comprise a majority of its Board of Directors or to have independent directors comprise its Compensation and Stock Option Committee or its Nominating Committee. Notwithstanding, a majority of the Board of Directors of the Company are independent. Messrs Hathorn, Kling and Klock qualify as independent directors within the meaning of the AMEX listing standards.

DIRECTOR COMPENSATION

     Officers of the Company who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. In Fiscal 2004, non-management directors received a retainer fee of $20,000 per annum, a fee of $1,000 for each board meeting attended and a fee of $750 ($1,000 in the case of a committee chairman) for each committee meeting attended. Each non-management member of the Strategic Planning Committee received a fee of $1,250 for each meeting attended. In addition, directors received a one-time cash dividend of $1.00 per share paid on April 30, 2004 on shares of common stock, deferred delivery shares and/or vested stock based awards.

PROPOSAL TWO – AMEND THE COMPANY’S SPECIAL STOCK OPTION PLAN TO INCREASE BY 500,000 SHARES THE NUMBER OF SHARES ISSUABLE THEREUNDER

     The Board of Directors has adopted, subject to shareholder approval at the Meeting, an amendment to the Company’s Special Stock Option Plan (the “Special Option Plan”), which would increase by 500,000 shares the number of shares issuable thereunder. The affirmative vote of the holders of a majority of the Common Stock entitled to vote at the Meeting is required to adopt the proposed amendment to the Special Option Plan.

     The Special Option Plan was previously adopted by the Board and approved by shareholders and provides for awards consisting of stock options or other stock based awards for shares of Common Stock. The Special Option Plan provides that awards can be issued to employees, consultants and advisors of the Company. Prior to the proposed amendment, the Special Option Plan had reserved 1,000,000 shares of Common Stock for issuance, of which 373,000 remain available for grant.

     The Compensation and Stock Option Committee has reviewed the awards available for grant under the Special Option Plan and concluded that the Special Option Plan did not currently authorize a sufficient number of shares to provide flexibility for stock-based compensation to establish appropriate long-term incentives and achieve Company objectives. The Compensation and Stock Option Committee believes that a key element of compensation is stock-based incentive compensation, which provides substantial motivation for superior performance and aligns participant’s interests with shareholders. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to attract and retain executives, consultants and advisors who are important to the long-term success of the Company, the Board of Directors proposed the adoption, subject to receipt of shareholder approval, of an amendment to the Special Option Plan to increase the total number of shares reserved for issuance under the Special Option Plan by 500,000 shares to bring the total number of shares reserved for issuance under the Special Option Plan to 1,500,000. The purpose of the Special Option Plan continues to be to attract and retain the services of experienced and talented persons as executives, key employees, consultants and advisors of the Company.

SUMMARY DESCRIPTION OF THE SPECIAL STOCK OPTION PLAN

     The Special Option Plan provides for the appointment by the Company’s Board of Directors of a committee of directors to administer and grant awards under the Special Option Plan. The Compensation and Stock Option Committee administers the Special Option Plan. A summary of the Special Option Plan is set forth below and is qualified in its entirety by reference to the Special Option Plan.

     The Compensation and Stock Option Committee has full power and authority, subject to the provisions of the Special Option Plan, to designate participants to grant awards thereunder, to determine the terms of such awards, to promulgate such rules and regulations as it deems necessary for the proper administration of the Special Option Plan, to interpret the provisions and supervise the administration of the Special Option Plan and all awards granted thereunder, and to take all action in connection therewith or in relation to the Special Option Plan and any award granted thereunder as it deems necessary or advisable. Non-employee directors who serve as members of the Compensation and Stock Option Committee are not eligible to receive awards under the Special Option Plan.

     The Special Option Plan provides that the Compensation and Stock Option Committee shall be authorized to make adjustments in the terms and conditions of awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles.

     The Special Option Plan will continue in effect until terminated by the Board of Directors. The Board of Directors or the Compensation and Stock Option Committee may amend, suspend or terminate the Special Option Plan or any option at any time, provided that such amendment shall be subject to shareholder approval if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code (the “Tax Code”)), or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. In addition, no change shall impair the rights of any optionee, pursuant to any option previously granted, without the consent of the optionee. Consistent with all option plans of the Company, the Committee has the right to cancel any option granted under the plan if the optionee commits any act causing harm to the Company.

     As of May 1, 2004, an aggregate of 147,000 awards were outstanding under the Special Option Plan.

     As of August 26, 2004, the closing price of the Company’s Common Stock was $8.21 per share as reported on AMEX.

     Stock Awards. The Compensation and Stock Option Committee may grant awards of shares which are subject to such terms and conditions as determined by the Compensation and Stock Option Committee, in its sole discretion. Each such award shall be evidenced by a written agreement which shall specify the number of shares of Common Stock subject to the award, any consideration received, any vesting or performance requirements and such other terms and conditions as determined by the Compensation and Stock Option Committee.

     Options issued Under the Special Option Plan. Options may be issued from time to time as determined by the Compensation and Stock Option Committee on a discretionary basis, and accordingly, the Company cannot determine the number or type of awards that will be granted under the Special Option Plan in the future. The exercise price, number of shares, vesting schedule and other terms and conditions of each option granted under the Special Option Plan shall be determined by the Compensation and Stock Option Committee.

     The following table sets forth the number of shares underlying options currently outstanding and received pursuant to the Special Option Plan.

Number of Shares Underlying
Outstanding Options Granted
Name and Position	Under the Special Option Plan
Nick A. Caporella	—
Chairman of the Board and Chief Executive
Officer

Joseph G. Caporella	30,000
President and Corporate Secretary

Edward F. Knecht	12,000
Executive Vice President — Procurement

George R. Bracken	7,000
Senior Vice President — Finance

Dean A. McCoy	9,000
Senior Vice President and
Chief Accounting Officer

Samuel C. Hathorn, Jr.	—

S. Lee Kling	—

Joseph P. Klock, Jr.	—

All current executive officers as a group (5 persons)	58,000

All current directors who are not	—
executive officers as a group (3 persons)

All participants who are not executive	89,000
officers as a group (7 persons)

     Certain Federal Income Tax Consequences. The Special Option Plan is not qualified under the provisions of Section 401(a) of the Tax Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     There are no federal income tax consequences to optionees or to the Company upon the grant of an option under the Special Option Plan. On exercise of a stock option granted under the Special Option Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Common Stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

     The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Tax Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Although no assurance can be given, the Company believes that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the Company’s ability to ensure that options under the employee plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL TO AMEND THE COMPANY’S SPECIAL STOCK OPTION PLAN TO INCREASE BY 500,000 SHARES THE NUMBER OF SHARES ISSUABLE THEREUNDER.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth a summary of the compensation over the past three fiscal years for the Chief Executive Officer and Named Executive Officers of the Company.

SUMMARY COMPENSATION TABLE

		Annual Compensation (5)		Long Term Compensations Awards Securities
	Year	Salary	Bonus	Underlying Options
Nick A. Caporella (1)	2004	—	—	—
Chairman of the Board	2003	—	—	—
and Chief Executive	2002	—	—	—
Officer

Joseph G. Caporella	2004	$310,000	$172,366	2,500
President and	2003	$275,750	$157,337	—
Corporate Secretary	2002	$225,750	$147,530	31,000

Edward F. Knecht (2)	2004	$152,300	$144,827	—
Executive Vice President – Procurement

George R. Bracken (1)(3)	2004	$153,000	—	—
Senior Vice President -	2003	$153,000	$10,000	—
Finance	2002	$153,000	$23,600	7,250

Dean A. McCoy (4)	2004	$120,000	$30,000	—
Senior Vice President and	2003	$113,600	$29,500	626
Chief Accounting Officer	2002	$109,200	$27,500	9,000

(1)	The services of Messrs. Nick Caporella and Bracken are provided to the Company through the Management Company, an entity owned by Mr. Caporella. See “Certain Relationships and Related Party Transactions”.

(2)	Mr. Knecht, who is 70 years old, was elected Executive Vice President – Procurement in October 2003. Since May 1989, Mr. Knecht has served in various capacities for Shasta Sweetener Corp., a subsidiary of the Company, including President from May 1998 to present.

(3)	Mr. Bracken, who is 59 years old, has served as Senior Vice President – Finance of the Company since October 2000 and, prior to that date, served as Vice President and Treasurer since October 1996.

(4)	Mr. McCoy, who is 47 years old, has served as Senior Vice President and Chief Accounting Officer since October 2003, Senior Vice President - Controller of the Company from October 2000 to September 2003 and, prior to that date, served as Vice President – Controller since July 1993.

(5)	Excluded are amounts paid to Messrs. Joseph G. Caporella, Edward F. Knecht, George R. Bracken and Dean A. McCoy in connection with the payment by the Company of a one-time cash dividend of $1.00 per share on April 30, 2004 on shares of Common Stock, deferred delivery shares and vested stock based awards.

OPTION GRANTS IN LAST FISCAL YEAR

     The following options were granted to the Named Executive Officer during the fiscal year ended May 1, 2004.

					Potential Realizable Value at
					Assumed Annual Rates of Stock
	Individual Grants				Price Appreciation for Option Terms
		% of Total Options
	No. of Securities	Granted to Employees		Expiration
Name	Underlying Options	in Fiscal Year	Exercise Price	Date	0%	5%	10%
Joseph G. Caporella	2,000	(1)	(1)	03/08/14	$21,680	$35,320	$56,260
	500	(1)	(1)	04/30/14	4,570	7,445	11,860

(1)	Granted under Company’s Key Employee Equity Partnership (“KEEP”) Program based on purchase of 5,000 shares of Common Stock on the open market by Mr. Caporella, representing approximately 12% of all options granted to employees in Fiscal 2004. Assumes exercise price equal to par value of Common Stock after six year vesting period as provided under the Company’s KEEP Program.

AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND FISCAL 2004 YEAR-END OPTION VALUES

				No. of Securities Underlying		Value of Unexercised
	Shares		Value	Unexercised Options		in-the-Money Options (2)
Name	Exercised		Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph G. Caporella	120,000	(1)	$1,010,775	90,740	24,260	$631,329	$220,038
Edward F. Knecht	16,000		134,770	32,200	9,300	218,209	84,351
George R. Bracken	40,000	(1)	336,925	30,424	5,326	214,419	48,307
Dean A. McCoy	28,000	(1)	235,848	14,070	7,055	91,694	63,989

(1)	These reporting persons have elected to defer delivery of these shares.

(2)	Amount reflects potential gains on outstanding options based on the closing price of the Common Stock on May 1, 2004.

     The Company does not maintain any reportable long-term incentive plans.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information about the Company’s shares of Common Stock that may be issued upon exercise of options and other stock based awards under all of the Company’s equity compensation plans as of May 1, 2004, including the 1991 Omnibus Incentive Stock Option Plan, the Special Stock Option Plan and the Key Employee Equity Partnership Program.

Number of Securities
	Number of Securities		remaining available for
	to be issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants,	options, warrants	securities reflected
Plan Category	and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	906,100	$3.00	2,271,580
Equity compensation plans not approved by shareholders(1)	126,808	$1.53	187,192

Total	1,032,908	$2.82	2,458,772

(1)	Reflects shares available for grant under the Company’s Key Employee Equity Partnership Program. See “Compensation Committee Report” for a description of the plan. Also includes 14,000 vested options issued to certain directors in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Joseph G. Caporella is both a member of the Compensation and Stock Option Committee and an officer of the Company.

COMPENSATION COMMITTEE REPORT

     The Compensation and Stock Option Committee of the Board of Directors has furnished the following report:

     Mr. Nick A. Caporella was not compensated by the Company or its subsidiaries during the past fiscal year. The Management Company provides management services to the Company and its subsidiaries through a group of employees, including Nick A. Caporella, and receives a management fee from the Company pursuant to the terms of a management agreement adopted in fiscal 1992 prior to the Company having publicly traded shares. (See “Certain Relationships and Related Party Transactions”.) The Management Company receives an annual base fee from the Company equal to 1% of the consolidated net sales of the Company, plus incentive compensation based upon certain factors to be determined by the Compensation and Stock Option Committee of the Board of Directors. The Company has paid approximately $5.1 million for services rendered by the Management Company for the fiscal year ended May 1, 2004. No incentive compensation has been incurred or approved under the management agreement since its inception in fiscal 1992. In addition, no options or other stock-based awards have been granted to Mr. Caporella since the Company’s formation in 1985.

     The Company’s compensation structure has been designed to enable the Company to attract, motivate and retain top quality executives by providing a fully competitive and comprehensive package which reflects individual performance as well as annual incentive awards. The awards are payable in cash and are based on the achievement of performance goals established by the Compensation and Stock Option Committee, in consultation with the Chief Executive Officer. Consideration is also given to comparable compensation data for persons holding similarly responsible positions at other companies in determining appropriate compensation levels. In addition, long-term, stock-based awards are granted to strengthen the mutuality of interest between the executive and the Company’s shareholders and to motivate and reward the achievement of important long-term performance objectives of the Company.

     Stock-based awards made under the Company’s 1991 Omnibus Incentive Plan typically consists of options to purchase Common Stock which vest over five years and have a term of ten years. Certain key executives of the Company also receive grants from time to time under the Company’s Special Stock Option Plan. The vesting schedule and exercise price of these options are tied to the executive’s ownership levels of Common Stock and achievement of Company objectives. The Company issues stock awards with long-term vesting schedules to increase the level of the executive’s stock ownership by continued employment with the Company.

     In addition, long-term incentive compensation is awarded under the National Beverage Corp. Key Employee Equity Partnership Program (the “KEEP Program”). The KEEP Program is designed to positively align the interests between the Company’s executives and its shareholders beyond traditional option programs while, at the same time, intending to stimulate and reward management in “partnering-up” with the Company in its quest to create shareholder value. The KEEP Program provides for the granting of stock options to key employees, officers and directors of the Company who invest their personal funds in the Common Stock. Participants who purchase shares of the Common Stock in the open market receive grants of stock options equal to 50% of the number of shares purchased up to a maximum of 6,000 shares in any two-year period. Options under the KEEP Program are automatically forfeited in case of the sale of shares originally acquired by the participant. The options are granted at an initial exercise price of 60% of the purchase price paid for the shares acquired and reduce to the par value of the Common Stock at the end of the six-year vesting period.

     The Company’s long-term incentive programs are generally intended to provide rewards to executives only if value is created for shareholders over time and the executive continues in the employ of the Company. The Compensation and Stock Option Committee believes that employees should have sufficient holdings of the Company’s Common Stock so that their decisions will appropriately foster growth in the value of the Company. The Compensation and Stock Option Committee reviews with the Chief Executive Officer the recommended individual awards for those executives, other than the Chief Executive Officer, and evaluates the scope of responsibility, strategic and operational goals of individual contributions in making final awards under the 1991 Omnibus Incentive Plan, the Special Stock Option Plan and determining participants in the KEEP Program.

     Compensation and Stock Option Committee:

Mr. Joseph P. Klock, Jr.
Mr. S. Lee Kling
Mr. Samuel C. Hathorn, Jr.
Mr. Joseph G. Caporella

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has furnished the following report:

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended May 1, 2004. This review included a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee discussed with the Company’s independent accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, all matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent accountants their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Standard No. 1.

     The Audit Committee discussed with the Company’s Director of Internal Audit and independent accountants the overall plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 1, 2004 for filing with the Securities and Exchange Commission.

     Audit Committee:

     Mr. Samuel C. Hathorn, Jr.
     Mr. S. Lee Kling
     Mr. Joseph P. Klock, Jr.

INDEPENDENT AUDITORS’ FEES

     The Company retained PricewaterhouseCoopers LLP to audit its consolidated financial statements for Fiscal 2004. Aggregate audit fees billed by PricewaterhouseCoopers LLP for professional services rendered for the Fiscal 2004 and Fiscal 2003 audits and the reviews of interim financial statements included in the Company’s Form 10-Q were approximately $180,100 and $180,500, respectively.

     During Fiscal 2004 and 2003, PricewaterhouseCoopers LLP did not bill the Company any other fees. The Audit Committee pre-approves all audit and permitted non-audit fees before such service is rendered.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company’s financial statements for the fiscal years ended May 1, 2004, May 3, 2003 and April 27, 2002 have been examined by PricewaterhouseCoopers LLP, independent certified public accountants. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     Subsequent to the Meeting, the Company’s Board of Directors intends to review the appointment of independent certified public accountants for fiscal 2005.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company’s Common Stock for the period from May 1, 1999 through May 1, 2004 with the cumulative total return of the S & P 500 Stock Index and a Company constructed index of peer companies. Included in the Company constructed peer group index are Coca-Cola Enterprises Inc., Coca-Cola Bottling Company Consolidated, Cott Corporation and Pepsi Americas, Inc. The graph assumes that the value of the investment in Common Stock was $100.00 on May 1, 1999 and that all dividends, if any, were reinvested.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The Company is a party to a management agreement with Corporate Management Advisors, Inc., a company owned by Nick A. Caporella. The management agreement originated with the need to employ professionals at the early stages of the Company’s development, the cost of which could be shared with others, thus allowing the Company to have a more cost-effective structure.

     The management agreement states that the Management Company is to provide to the Company, subject to the direction and supervision of the Board of Directors of the Company, (i) senior corporate functions (including supervision of the Company’s financial, legal, executive recruitment, internal audit and management information systems departments) as well as the services of a Chief Executive Officer, and (ii) services in connection with acquisitions, dispositions and financings by the Company, including identifying and profiling acquisition candidates, negotiating and structuring potential transactions and arranging financing for any such transaction.

     The Management Company receives an annual base fee from the Company equal to one percent of the consolidated net sales of the Company, plus incentive compensation based upon certain factors to be determined by the Compensation and Stock Option Committee of the Board of Directors. The Company has paid $5.1 million, $5.0 million and $5.0 million for services rendered by the Management Company for fiscal 2004, 2003 and 2002, respectively. No incentive compensation has been incurred or approved under the management agreement since its inception in fiscal 1992.

PROXY SOLICITATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile. The Company will also request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company’s Common Stock of whom they have knowledge, and the Company will reimburse them for their expense in so doing. Certain directors, officers and other employees of the Company may solicit proxies without additional remuneration. The entire cost of the solicitation will be borne by the Company.

CONTACTING THE BOARD OF DIRECTORS

     Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or specific members of the Board, as appropriate or as requested in the shareholder communication. The Company encourages, but does not require, that all members of the Board of Directors attend annual meetings of the Company and all members attended last year’s annual meeting.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     The Board of Directors does not now intend to bring before the Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business which persons other than the Board of Directors intend to present at the Meeting. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by any such proxy discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

     Please date, sign and return the proxy at your earliest convenience in the enclosed envelope addressed to the Company (no postage is required for mailing in the United States) or vote electronically using the Internet. A prompt return of your proxy or electronic vote will be appreciated, as it will save the expense of further mailings.

By Order of the Board of Directors,

Nick A. Caporella Chairman of the Board and Chief Executive Officer

August 30, 2004
Fort Lauderdale, Florida

NATIONAL BEVERAGE CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 1, 2004
SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby constitutes and appoints David J. Boden and Dean A. McCoy, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of NATIONAL BEVERAGE CORP. to be held at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 on October 1, 2004 at 2:00 pm local time and at any adjournments or postponements thereof, on all matters coming before said meeting in the manner set forth below:

(Continued to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please Mark Here For Address Change or Comments SEE REVERSE SIDE	☐

(MARK ONLY ONE OF THE FOLLOWING BOXES FOR EACH)

1.	Election of two Class II Directors for a term of three years: 01 S. Lee Kling and 02 Joseph P. Klock, Jr.

FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT
☐	☐	☐

Withheld for the nominees you listed below. (Write that nominees name in the space provided below).

		FOR	AGAINST	ABSTAIN
2.	Approval of the amendment to the Special Stock Option Plan to increase by 500,000 shares the number of shares of Common Stock issuable thereunder.	☐	☐	☐

3.	In their discretion, upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as Class II Director of the nominees of the Board of Directors, for the approval of the amendment to the Special Stock Option Plan and with discretionary authority on all matters which may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated August 30, 2004.

Please mark here if you plan to attend the meeting ☐

Dated: ______________________________________, 2004

Name of Shareholder

Signature

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer or other representative, please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

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